Exhibit 99.1

Certification of President and Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Joseph V. Vumbacco, the President and Chief Executive Officer of Health Management Associates, Inc., certify that (i) the Quarterly Report on Form 10-Q for the quarter ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Health Management Associates, Inc.

/s/ Joseph V. Vumbacco Joseph V. Vumbacco President and Chief Executive Officer Date: February 12, 2003